EXHIBIT 10.8
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                             SCHOLASTIC CORPORATION
                    1997 OUTSIDE DIRECTORS' STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT


         SCHOLASTIC CORPORATION, a Delaware corporation (the "Company"), hereby grants to ______________________ (the "Outside Director") an option (the "Option") to purchase three thousand (3,000) shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), at the price and on the terms set forth herein, and in all respects subject to the terms and provisions of the Company's 1997 Outside Directors' Stock Option Plan (the "Plan") which terms and provisions are incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings in this Agreement.

         1. DATE OF GRANT; TERM OF OPTION. The Option is granted as of January 7, 199_. The term of the Option is ten years from the date of grant.

         2. OPTION EXERCISE PRICE. The exercise price of the Option is $____ per share, which price is not less than the Fair Market Value per share on the date of grant.

         3. EXERCISE OF OPTION. The Option shall be exercisable only during its term and only in accordance with the terms and provisions of the Plan and this Agreement as follows:

                  (a) RIGHT TO EXERCISE. The Option shall not be exercisable until January 7, 199_, the expiration of the twelve (12)-month period beginning on the date of grant.

                  (b) METHOD OF EXERCISE. The Option shall be exercisable by written notice to the Company specifying the number of shares of Common Stock in respect to which the Option is being exercised. Such written notice shall be signed by the Outside Director and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the exercise price, in cash, by certified check or bank check, in shares of Common Stock of the Company, actually or by attestation, or in any combination thereof. The Company may also arrange for the simultaneous exercise and sale of Common Stock through the cooperation of broker-dealers which finance "same day" sales. The Company may, in its sole discretion, adopt procedures which permit an Outside Director to defer the recognition of income upon the exercise of an Option, subject to such rules as the Company may specify from time to time. The certificate or certificates for the Common Stock as to which the Option shall be exercised shall be registered in the name of the Outside Director and may bear a legend as required under the Plan and/or under applicable law.


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                  (c) RESTRICTIONS ON EXERCISE.  The Option may not be exercised if the issuance of the Common Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Option, the Company may require the Outside Director to make any representation and warranty to the Company as may be required by any applicable law or regulation.

                  (d) NO SHAREHOLDER RIGHTS BEFORE EXERCISE AND ISSUANCE. No rights as a shareholder shall exist with respect to the Common Stock subject to the Option as a result of the grant of the Option. Such rights shall exist only after issuance of a stock certificate following the exercise of the Option as provided in this Agreement and the Plan.

         4.       TERMINATION OF SERVICES AS AN OUTSIDE DIRECTOR.

                  (A) If the Outside Director ceases to serve as a member of the Board of Directors of the Company (the "Board") for any reason other than death or disability, the Outside Director shall have the right to exercise the Option at any time within six (6) months after the date of such cessation to the extent that the Outside Director was entitled to exercise the Option at the date of such cessation of services (subject to any earlier expiration of the Option as provided under this Agreement); provided that if the Outside Director ceases to serve on the Board but is designated a Director Emeritus, his or her Option shall continue to be exercisable as though the Outside Director continued to serve as a Director until six (6) months after termination of his or her Director Emeritus status or, if earlier, expiration of the Option under this Agreement.

                  (b) If the Outside Director ceases to serve as a Director on the Board by reason of his or her disability (as determined by the Board), the Option may be exercised in full (even though the twelve (12)-month holding period set forth in Section 3(a) may not yet have expired) or in part by the Outside Director, or his or her legally appointed representative, at any time within the twelve (12) months after the date of such cessation of services (subject to any earlier expiration of the Option as provided under this Agreement).

                  (c) If the Outside Director ceases to serve as a Director on the Board by reason of his or her death, or if the Outside Director dies within three (3) months after ceasing to serve as a Director other than by reason of his or her disability or within twelve (12) months after ceasing to serve as a Director by reason of his or her disability, the Option may be exercised by the Outside Director's heir or representative at any time within twelve (12) months after the Outside Director's death (subject to any earlier expiration of the Option as provided under this Agreement) to the following extent: (i) in the case of the Outside Director's death while serving as a Director, as to all or any part of the remaining unexercised portion of the Option, notwithstanding that


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the  Option  may  not  have  been  exercisable  as of the  date  of the  Outside
Director's death, and (ii) in the case of the Outside Director's death after he or she ceased to serve as a Director as a result of disability or otherwise, to the extent that the Outside Director was entitled to exercise the Option as of the date of his or her death, giving effect to the provisions of the preceding subsections (a) and (b).

         5. NONTRANSFERABILITY OF OPTION. The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or the rules thereunder, and may be exercised during the lifetime of the Outside Director only by the Outside Director. Subject to the foregoing and the terms of the Plan, the terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Outside Director.

         6. NO ENLARGEMENT OF RIGHTS. Neither the Plan nor the Option granted hereunder shall confer upon the Outside Director any right to continue as a Director of the Company. The Outside Director shall have only such rights and interests as are expressly provided in this Agreement and the Plan.

         7. WITHHOLDING TAX LIABILITY. In connection with the exercise of the Option, the Company and the Outside Director may incur liability for income withholding tax. The Outside Director understands and agrees that if the Company is required to withhold part or all of the Outside Director's annual or meeting fees to pay any such withholding tax, and that if such fees are insufficient, the Company may require the Outside Director, as a condition of exercise of the Option, to pay in cash the amount of any such withholding tax liability.

         8. EFFECT OF THE PLAN ON OPTION. The Option is subject to, and the Company and the Outside Director agree to be bound by, all of the terms and conditions of the Plan, as such may be amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Outside Director, without his or her consent, of the Option or any rights hereunder. Pursuant to the Plan, the Committee appointed by the Board of Directors of the Company is authorized to adopt rules and regulations, consistent with the Plan and as it shall deem appropriate and proper, with regard to the Plan. A copy of the Plan in its present form is available for inspection during the Company's business hours by the Outside Director or the persons entitled to exercise the Option at the Company's principal office.

         9. ENTIRE AGREEMENT. The terms of this Agreement and the Plan constitute the entire agreement between the Company and the Outside Director with respect to the subject matter hereof and supersede any and all previous agreements between the Company and the Outside Director.


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         10.  SEVERABILITY.   If  any  provision  of  this  Agreement,   or  the
application of such provision to any person or circumstances, is held valid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held valid or unenforceable, shall not be affected thereby.

         IN WITNESS WHEREOF, this Agreement has been executed by the undersigned effective as of January 7, 199_.

                                                          SCHOLASTIC CORPORATION


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Director                                     Richard Robinson
                                             Chairman of the Board,
                                             Chief Executive Officer & President


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